EXHIBIT (c)(2)




                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER


         This Amendment, dated as of this 31st day of October, 1996, is entered into by and among The Cross Country Group, Inc. ("Parent"), CC Acquisition Corporation ("Merger Sub"), and Homeowners Group, Inc. (the "Company").

         WHEREAS,   Parent,   CHGI  Acquisition   Corporation,   a  wholly-owned
subsidiary of Parent (the "Sub") and the Company entered into an Agreement and Plan of Merger dated as of May 14, 1996 (the "Agreement"); and

         WHEREAS, Sub assigned its rights and obligations under the Agreement to Merger Sub pursuant to a written assignment dated June 13, 1996; and

         WHEREAS, Parent, Merger Sub and the Company desire to amend the Agreement.

         NOW, THEREFORE, in consideration of the premises and agreements herein contained, Parent, Merger Sub and the Company agree as follows, effective as of the date hereof, with capitalized terms not otherwise defined herein having the same meaning as set forth in the Agreement:

         1. The term "Sub" wherever it appears in the Agreement shall be deleted and replace by "Merger Sub."

         2. Article III, Section 3.1, Exchange Ratio, subparagraph (c) shall be deleted in its entirety and replaced with the following:

                  "(c) Each remaining outstanding share of Company Common Stock (other than shares of Company Common Stock held by any holder who shall have taken the necessary steps under the Delaware General Corporation Law ("DGCL") to dissent and demand payment, has not subsequently withdrawn or lost such rights, and is otherwise entitled to such payment under the DGCL, if the DGCL provides for such payment in connection with the Merger ("Dissenting Shares")), shall be canceled and converted into the right to receive $2.06 (the "Merger Price") in cash, without interest thereon."

         3. Amendment to Schedule 4.3. Schedule 4.3 of the Agreement is hereby amended in its entirety to read as provided in Exhibit A attached hereto.

         4. Amendment to Schedule 4.4. Schedule 4.4 of the Agreement is hereby amended in its entirety to read as provided in Exhibit B attached hereto.





         5. Article IV, Section 4.6, SEC Reports, shall be amended by adding the following sentence at the end thereof:

         "Notwithstanding the foregoing, the Company shall be permitted to file a Report on Form 8-K reflecting the execution of this Amendment."

         6. Article IV, Section 4.7, Financial Statements, shall be deleted in its entirety and replaced by the following:

                  "4.7   Financial   Statements.   The  Company  has  previously
         delivered to Parent and the Sub:

                           "(a) the audited  consolidated  balance sheets of the
                  Company and its subsidiaries as of December 31 in each of the years 1993 through 1995 and its audited consolidated statements of operations, changes in stockholders' equity and changes in financial position for the respective fiscal years then ended, including the notes thereto, in each case examined by and accompanied by the report of Deloitte and Touche LLP ("Deloitte and Touche"), independent certified public accountants, and

                           "(b)  unaudited  consolidated  balance  sheets of the
                  Company and its subsidiaries as of March 31, June 30 and September 30, 1996, and as of March 31, June 30 and September 30, 1995, and unaudited consolidated statements of operations and changes in financial position for the respective three, six and nine month periods then ended, including the notes thereto

         "(all of the financial statements referred to above in this Section are hereinafter collectively referred to as the "Company Financial Statements"). The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, and records of the Company and its consolidated subsidiaries and present fairly the consolidated financial position, consolidated results of operations and changes in financial position of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied during such periods, except as otherwise stated in such financial statements or in the notes thereto, or in the auditor's certifying report thereon and subject (in the case of the unaudited interim financial statements referred to above) to non-material accruals and normal year-end audit adjustments."

         7. Article IV, Section 4.8, Absence of Undisclosed Liabilities, shall be deleted in its entirety and replaced by the following:

                  "4.8 Absence of Undisclosed Liabilities. Except as and to the extent reflected in the balance sheet dated as of December 31, 1995 included in the Company Financial Statements (the "Balance Sheet"), or in the notes to the Company

         Financial Statements for the fiscal year then ended, and except for payment to certain Franchises (as said term is defined in Section 4.13 hereof) in the amounts of $591,965, neither the Company nor any Company Subsidiary had at that date any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due). Since the date of the Balance Sheet, neither the Company nor any Company Subsidiary has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, and whether due or to become due), except for such which were incurred in the ordinary course of business and consistent with past practice, and except to the extent reflected in the Company's unaudited balance sheet dated as of September 30, 1996."

         8. Amendment to Schedule 4.10. Schedule 4.10 of the Agreement is hereby amended in its entirety to read as provided in Exhibit C attached hereto.

         9. Amendment to Schedule 4.13. Schedule 4.13 of the Agreement is hereby amended in its entirety to read as provided in Exhibit D attached hereto.

         10. Article IV, Section 4.14, Franchise Agreements, shall be amended by adding the following sentence at the end thereof:

                  "Parent acknowledges that, as set forth in Section 9.12 hereof, certain of the franchise agreements have been amended since May 14, 1996, that it has participated in the negotiation of such amendments and that it has received copies of the same and agrees that no such amendment shall be deemed a breach of the terms of this Agreement."

         11. Article IV, Section 4.17, Settlement Agreement, shall be deleted in its entirety and replaced by the following:

                  "4.17 Settlement Agreement. On May 2, 1996, the Company and Homeowners Marketing Services, Inc., a wholly owned subsidiary of the Company ("HMS"), entered into a binding settlement agreement with Acceleration National Insurance Company ("ANIC") providing that (i) ANIC would accept the greater of: $4,100,000, or the amount equal to $4,100,000 plus an additional amount calculated by multiplying
         $4,100,000 times the percentage by which the Merger Price exceeds $2.20, and rounding that product to the next higher $50,000, in full and complete satisfaction of its judgment against HMS in Acceleration National Insurance Company, Plaintiff vs. Homeowners Marketing Services, Inc., et al., Defendants, in the Court of Common Pleas of Franklin County, Ohio (the "ANIC Lawsuit"), and (ii) such sum will be paid to ANIC at the Closing. The agreement was amended on May 7, 1996 by a First Amendment to May 2, 1996 Agreement for Satisfaction of Judgment. Effective as of October 31. 1996, The Cross Country Group, L.L.C., an affiliate of Parent, purchased the rights of ANIC and entered into a new Settlement Agreement with HMS and the Company (the "Settlement Agreement"). The

         Company has not and will not further alter or amend the Settlement Agreement without the prior written consent of the Parent."

         12. Amendment to Schedule 4.19. Schedule 4.19 of the Agreement is hereby amended in its entirety to read as provided in Exhibit E attached hereto.

         13. Amendment to Schedule 4.20. Schedule 4.20 of the Agreement is hereby amended in its entirety to read as provided in Exhibit F attached hereto.

         14. Article IV, Section 4.21, Officers' and Directors' Liability Insurance, shall be deleted in its entirety and replaced by the following:

                  "4.21 Officers' and Directors' Liability Insurance. The Company has heretofore delivered to Parent its officers' and directors' liability insurance policy. There are no pending or anticipated claims made with respect to such policies as of the date hereof, nor have any such claims been made during the last three years. The annual premium on such officers' and directors' liability insurance policy covering the Company's officers and directors is $153,900."

         15. Amendment to Schedule 4.22. Schedule 4.22 of the Agreement is hereby amended in its entirety to read as provided in Exhibit G attached hereto.

         16. Amendment to Schedule 4.23. Schedule 4.23 of the Agreement is hereby amended in its entirety to read as provided in Exhibit H attached hereto.

         17. Amendment to Schedule 4.25. Schedule 4.25 of the Agreement is hereby amended in its entirety to read as provided in Exhibit I attached hereto.

         18. Amendment to Schedule 4.27. Schedule 4.27 of the Agreement is hereby amended in its entirety to read as provided in Exhibit J attached hereto.

         19. Amendment to Schedule 4.28. Schedule 4.28 of the Agreement is hereby amended in its entirety to read as provided in Exhibit K attached hereto.

         20. Article VI, Section 6.1, Conduct of the Company's Business, subparagraph (a), shall be amended by adding the following sentence at the end thereof:

                  "Notwithstanding   the  foregoing,   the  termination  of  the
         employment of Michael Jones shall not be deemed to be a breach of this subparagraph."

         21. Article VI, Section 6.1, Conduct of the Company's Business, subparagraph (f), shall be amended by adding the following sentence at the end thereof:

                  "Notwithstanding the foregoing, the Company shall be permitted to enter into: (i) the Settlement Agreement as set forth in Section
         7.14 hereof and (ii) a modification of its agreements with AIG as set forth in Exhibit L attached hereto, neither of which shall be deemed to be a breach of this subparagraph."

         22. Article VI, Section 6.1, Conduct of the Company's Business, subparagraph (h), shall be deleted in its entirety and replaced by the following:

                  "(h) The Company will not and will not permit any Company Subsidiary to: (i) incur, assume, prepay, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness for borrowed money, or (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any Company Subsidiary or guarantee any obligations of others; (iii) except for loans, advances or capital contributions to or investments in, a wholly owned Company Subsidiary, make any loans, advances or capital contributions to, or investments in, any other person or entity except for: (A) investments in IntelliSTAR in an amount not greater than $140,000 after May 14, 1996 pursuant to the General Partnership Agreement dated as of July 14, 1995 between HMS and Professional Forum Enterprises, Inc., a Florida corporation, or (B) investments or loans made in the ordinary course of business which in no event shall exceed $50,000 after May 14, 1996 in any specific investment or loan provided, however, that the aggregate amount of all investments, loans or capital contributions made by the Company or any Company Subsidiary after May 14, 1996 shall not exceed $265,000 in the aggregate, and any such loans or advances shall be repayable to the Company within a period not to exceed six months."

         23. Article VI, Section 6.1, Conduct of the Company's Business, shall be amended by adding the following subsection (m) thereto:

                  "(m) From and after the date of this Amendment, the Company will not amend or terminate any existing, or enter into new, agreements with any Franchisees (except as provided in Section 9.12 hereof) or with any third party with respect to sale of the Company's products and services, without in each case the consent of the Parent."

         24. Article VI, Section 6.2, Rights Agreement, shall be amended by adding the following sentences at the end thereof:

                  "The Company shall, immediately upon execution of this Amendment, further amend the Rights Agreement to permit the acquisition of shares of Company Common Stock by the Merger Sub under the conditions set forth in the Amendment to the Rights Plan in the form of Exhibit M attached hereto. The Company shall issue a press release with respect to such amendment within one business day of the execution of the Amendment to Agreement and Plan of Merger."

         25. Article VI, Section 6.3, Termination of Employment, shall be deleted in its entirety and replaced by the following:

                  "6.3 Termination of Employment. At the closing: (i) the Company shall cause to be terminated the Employment Agreement between the Company and Carl Buccellato dated as of December 22, 1995, existing as of the date of the Merger Agreement and attached hereto as Exhibit N; and (ii) the Surviving Corporation shall pay to Carl Buccellato the amount as set forth in the Settlement Agreement as provided in Section
         6.4 hereof."

         26. Article VI, Section 6.4, Consulting Agreement, shall be deleted in its entirety and replaced by the following:

                  "6.4 Buccellato Settlement Agreement. At the Closing and upon termination of the employment agreement referred to in Section 6.3 hereof, the Surviving Corporation shall enter into a Settlement Agreement with Carl Buccellato, as provided in Exhibit N-1."

         27. Article VI, Section 6.6, Mutual Releases, shall be deleted in its entirety and replaced by the following:

                  "6.6 Mutual Releases. At the Closing the Company shall cause each of its directors to execute and deliver to Parent and Merger Sub (and each director and principal stockholder thereof ("Parent Affiliate")), and Parent and Merger Sub (and each Parent Affiliate) shall execute and deliver to each of the Company's directors, mutual releases releasing and further discharging each other party from any and all demands, causes of action or suits in law or in equity arising out of or related to any actions or inactions of such party with respect to such party's tenure as a director of the Company, this Agreement, the Merger and all of the transactions related thereto (provided same are not in violation of the terms of this Agreement) up to and including the Closing Date: provided however that none of the foregoing shall limit in any way the Surviving Corporation's right, or Parent's or Sub's right (if any), to assert any such demand, cause of action or claim (or facts that would otherwise support such a demand, cause of action or claim): (i) as a defense of any claim or action commenced against it by any party released in accordance with this Section or (ii) in connection with an action brought by a person or party unaffiliated with Parent, Merger Sub or any Parent Affiliate; and further provided that notwithstanding the foregoing, the release of Carl Buccellato shall be as set forth in Exhibit N-1 hereto."

         28.  Article  VII,  Section  7.11,   Indemnification  of  Officers  and
Directors of the Company, shall be deleted in its entirety and replaced by the following:

                  "7.11 Indemnification of Officers and Directors of the Company. The Surviving Corporation will indemnify, defend and hold harmless the officers and directors of the Company for their acts and omissions occurring prior to the Effective Time to the full extent permitted by applicable provisions of Delaware law (including rights to receive advance payment of expenses in defending any suits, actions or proceedings). The Parent shall cause the Surviving Corporation to maintain in full force and effect for not less than 4 years after the Effective Time, officers' and directors' liability insurance covering said persons (or shall obtain substantially equivalent insurance covering such persons), on terms not materially less favorable than such insurance maintained in effect by the Company on the date hereof in terms of coverage (including, without limitation, types of claims, time period of claims and persons covered), amounts and deductibles; provided, however, that, in providing such officers' and directors' insurance, the Surviving Corporation will have no obligation whatsoever to pay annual premiums on such officers' and directors' liability insurance in excess of $171,000."

         29. Article VII, Additional Agreements, shall be amended by adding the following Section:

                  "7.14 Modification of Settlement Agreement. The Company shall, and Parent shall cause The Cross Country Group, L.L.C., as the assignee of the rights of ANIC to, enter into the Settlement Agreement (substantially in the form of Exhibit O hereto) contemporaneously with the execution of this Amendment which shall provide for, among other things, agreement of The Cross Country Group, L.L.C. to take no action with respect to realization on its rights under the Settlement Agreement prior to the earlier of: (a) January 31, 1997 and (b) the termination of its obligations under this Agreement in consideration for the guarantee of the obligation of HMS under the Settlement Agreement by the Company, the pledge by the Company of the shares of HMS and Homeowners Marketing Services International, Inc. ("HMSII") owned by the Company to The Cross Country Group, L.L.C. to secure the guarantee and the grant by HMS and HMSII of a security interest in their respective assets in favor of The Cross Country Group, L.L.C. to further secure such guarantee."

         30. Article IX, Section 9.9, Agreements with Affiliates, shall be amended by adding the following sentence at the end thereof:

         "Parent and Merger Sub hereby acknowledge that the conditions set forth by this Section 9.9 have been satisfied and no further action with respect  to such  matters  shall  be  required  so  long as no  further modification of such agreements, understandings, commitments or arrangements is made."

         31. Article IX, Section 9.10, Binding Settlement Agreement, shall be deleted in its entirety.

         32. Article IX, Conditions to the Obligations of Parent and Sub, shall be amended by adding the following section:

                  "9.12 Franchise Agreement - Amendment and Estoppel Agreement. The Company shall have caused HMSI to: (i) enter into and execute an amendment to existing franchise agreements (including franchise agreements whose terms have been extended to December 31, 1996) with all Franchisees upon terms and conditions satisfactory to Parent, and
         (ii) have obtained estoppel letters from all Franchisees which shall contain a waiver of any and all claims the Franchisees have or may have under the existing franchise agreements including, without limitation, a waiver of all claims for profit sharing for 1996."

         33. Article XI, Section 11.1, Time and Place, shall be deleted in its entirety and replaced by the following:

                  "11.1 Time and Place. Subject to the provisions of Articles VII, IX, X and XII hereof, the closing (herein sometimes referred to as the 'Closing') of the transactions contemplated hereby shall take place not later than five (5) business days after the satisfaction or waiver of the conditions to Closing contained in Articles VIII, IX and X, at the offices of Lane Altman & Owens LLP, 101 Federal Street, Boston, Massachusetts at 1:00 p.m., local time (the 'Closing Date'), or at such other place or at such other time as the Parent, Sub and the Company may mutually agree upon for the Closing to take place."

         34. Article XII, Section 12.1, Termination, subparagraph (b)(i), shall be deleted in its entirety and replaced by the following:

                  "(i) the Merger shall not have been consummated on or before the later of: (A) March 1, 1997, or (B) two business days after the Company's stockholders' meeting;".

         35. Article XII, Section 12.1, Termination, subparagraph (c)(i), shall be deleted in its entirety and replaced by the following:

                  "(i) the Merger shall not have been consummated on or before March 1,

         1997,".

         36. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         37. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to principles of conflicts of laws.

         38. Except as modified by this Amendment, the terms of the Merger Agreement shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, each party has executed this Amendment to Agreement and Plan of Merger as of the date first set forth above.

                                    THE CROSS COUNTRY GROUP, INC.


                                    By:/s/ Sidney Wolk
                                       -----------------------------------------
                                        Name:  Sidney Wolk
                                        Title: President


                                    CC ACQUISITION CORPORATION


                                    By:/s/ Sidney Wolk
                                       -----------------------------------------
                                        Name:  Sidney Wolk
                                        Title: President


                                    HOMEOWNERS GROUP, INC.


                                    By:/s/ C. Gregory Morris
                                       -----------------------------------------
                                        Name:    C. Gregory Morris
                                        Title:   Vice President, Treasurer and
                                                 Chief Financial Officer

                                  EXHIBIT LIST



       Exhibit A           Schedule 4.3
       Exhibit B           Schedule 4.4
       Exhibit C           Schedule 4.10
       Exhibit D           Schedule 4.13
       Exhibit E           Schedule 4.19
       Exhibit F           Schedule 4.20
       Exhibit G           Schedule 4.22
       Exhibit H           Schedule 4.23
       Exhibit I           Schedule 4.25
       Exhibit J           Schedule 4.27
       Exhibit K           Schedule 4.28
       Exhibit L           Modification Agreements with AIG
       Exhibit M           Amendment to Rights Plan
       Exhibit N           Employment Agreement between the Company and Carl
                           Buccellato dated as of December 22, 1995
       Exhibit N-1         Buccellato Settlement Agreement with Carl Buccellato
       Exhibit O           Settlement Agreement